UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2006

EXELIXIS, INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-30235

Delaware	04-3257395
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

170 Harbor Way

P.O. Box 511

South San Francisco, California 94083-0511

(Address of Principal Executive Offices, Including Zip Code)

(650) 837-7000

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 3.02	Unregistered Sales of Equity Securities.

On June 13, 2006, Exelixis, Inc. (the “Company”) issued five-year warrants to purchase a total of 750,000 shares of Company common stock at $8.90 per share (the “Warrants”) to Symphony Evolution Holdings LLC (“Holdings”). The Warrants were issued in connection with a $40 million capital draw by Holding’s subsidiary Symphony Evolution, Inc., a variable interest entity whose financial condition and results of operations are included in the Company’s consolidated financial statements (“SEI”). SEI received the $40 million in funds from Holdings on June 9, 2006. Pursuant to a series of related agreements providing for the financing of the clinical development of the Company’s product candidates XL784, XL647 and XL999, as described in more detail in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 13, 2005, SEI is obligated to use the $40 million in funds to support the product candidates’ continued clinical development.

The Warrants issued to Holdings have been issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder, as a transaction not involving a public offering.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 4.1	Warrant, dated June 13, 2006, to purchase 750,000 shares of Exelixis, Inc. common stock in favor of Symphony Evolution Holdings LLC.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

EXELIXIS, INC.

Date: June 14, 2006	By:	/s/ Christoph Pereira
Christoph Pereira Vice President, Legal Affairs and Secretary

EXHIBIT LIST

Exhibit No.	Description

4.1	Warrant, dated June 13, 2006, to purchase 750,000 shares of Exelixis, Inc. common stock in favor of Symphony Evolution Holdings LLC.